Exhibit 99.1

Little Sioux Corn Processors, L.L.C Announces Estimated
FiScal Year 2008 Financial Results

Marcus, Iowa, November 24, 2008

We experienced losses for the three months and twelve months ended September 30, 2008, which was largely a result of increased costs of goods sold from corn and natural gas hedging losses during our fourth quarter.  As a result of these fourth quarter losses, we anticipate unit holders will experience a net loss per unit in the range of approximately $11 - $13 for our fiscal year ended September 30, 2008.  Additional details and finalized financial results will be made available in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, which will be filed with the Securities and Exchange Commission by December 28, 2008 and will be made available at www.sec.gov and on our website at www.littlesiouxcornprocessors.com.

This press release contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “should,” “anticipate,” “believe,” “expect,” “will,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the risk factors identified in our quarterly and annual reports filed with the Securities and Exchange Commission.

We are not under any duty to update the forward-looking statements contained in this press release. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward looking statements, which speak only as of the date of this press release. We qualify all of our forward-looking statements by these cautionary statements.